Exhibit 5(a)

               [Letterhead of Pennsylvania Power & Light Company]



                                                       March 27, 1996


PP&L Resources, Inc.
Two North Ninth Street
Allentown, Pennsylvania 18101

Dear Sirs:

              I am Senior Counsel of Pennsylvania Power & Light Company ("PP&L") and, as such, am familiar with affairs of PP&L Resources, Inc., the parent company of PP&L (the "Company").

              With respect to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company on or about the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), in connection with the registration by the Company of 200,000 shares of its Common Stock, par value $.01 per share (the "Shares"), which have been or may be distributed to participants in the Company's Directors Deferred Compensation Plan (the "Plan"), I wish to advise you as follows:

              I am of the opinion that the Company is a corporation validly organized and existing under the laws of the Commonwealth of Pennsylvania and is duly qualified to carry on the business which it is now conducting in that Commonwealth.

              I am further of the opinion that when the Shares have been distributed to participants in accordance with the provisions of the Plan, such shares will be legally issued, fully paid and nonassessable. For purposes of the foregoing opinion, I have assumed that the Shares issued by the Company after the date hereof that are later purchased by the Company for distribution to participants in the Plan will, when originally issued by the Company, be legally issued.

              I am of the opinion that the Common Stock of the Company is exempt from existing personal property taxes in the Commonwealth of Pennsylvania.

              I have reviewed those statements of law and legal conclusions stated to be made upon my authority in the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission in connection with the registration of the Shares and, in my opinion, such statements are correct.

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              I hereby consent to the use of this opinion as an exhibit to said
Registration Statement and to the use of my name in the Registration Statement and in the Prospectus constituting a part thereof under the captions "Certain Tax Matters" and "Experts." I also hereby give my consent to the use of my name in the opinion of Simpson Thacher & Bartlett, filed as Exhibit 5(b) to said Registration Statement.

                                          Very truly yours,

                                          /s/ Michael A. McGrail
                                          Michael A. McGrail